UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

November 28, 2022

____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

000-50385 (Commission File Number)	11335 NE 122nd Way, Suite 105 Kirkland, WA 98034 (Address of Principal Executive Offices and zip code)	90-0821083 (IRS Employer Identification No.)

(866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement and 10% Promissory Note

On November 9, 2022, GrowLife, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Coventry SPA”) by and between the Company and Coventry Enterprises, LLC (“Coventry”). Pursuant to the terms of the Coventry SPA, the Company agreed to issue and sell, and Coventry agreed to purchase (the “Purchase”), a promissory note in the aggregate principal amount of $250,000 (the “Coventry Note”). The Coventry Note has an original issue discount of $50,000, resulting in gross proceeds to the Company of $200,000. The transaction closed upon funding, which occurred on November 22, 2022 (“Closing Date”). In addition to the foregoing, pursuant to the terms of the Coventry Note, the Company also agreed to issue 200,000 shares of restricted common stock and 1,800 restricted shares of the Company’s newly designated Series A Preferred Stock, which shall convert into 1,800,000 shares of restricted common stock.

The Coventry Note bears interest at a rate of 10% per annum, with guaranteed interest (the “Guaranteed Interest”) of $25,000 which is deemed earned as of the Closing Date. The Principal Amount and the Guaranteed Interest shall be due and payable in seven equal monthly payments of thirty-nine thousand, two hundred eighty-five dollars and seventy one cents ($39,285.71), commencing on April 9, 2023 and continuing on the 9th day of each month thereafter (each, a “Monthly Payment Date”) until paid in full not later than November 9, 2023 (the “Maturity Date”). Any or all of the principal amount and the Guaranteed Interest may be prepaid at any time and from time to time, in each case without penalty or premium.

If an Event of Default (as defined in the Coventry Note) occurs, consistent with the terms of the Note, the Note will become convertible, in whole or in part, into shares of the Company’s common stock at Coventry’s option, subject to a 4.99% equity blocker (which may be increased up to 9.99% by Coventry). The conversion price is 90% of the lowest per-share trading price during the 20-trading day period before conversion.

In addition to certain other remedies, if an Event of Default occurs, consistent with the terms of the Note, the Note will bear interest on the aggregate unpaid principal amount and Guaranteed Interest at the rate of the lesser of 18% per annum or the maximum rate permitted by law.

The foregoing description of the Coventry SPA and the Coventry Note does not purport to be complete and is qualified in its entirety by reference to the Coventry SPA and the Coventry Note, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and which are incorporated herein by reference.

Common Stock Purchase Agreement

In addition to the Coventry SPA and Coventry Note, on the same day the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Coventry providing for an equity financing facility (the “Equity Line”). The Purchase Agreement provides that upon the terms and subject to the conditions in the Purchase Agreement, Coventry is committed to purchase up to Ten Million Dollars ($10,000,000) of shares of the Company’s common stock (the “Common Stock”) over the 36-month term of the Purchase Agreement (the “Total Commitment”). The transaction closed upon funding, which occurred on November 22, 2022.

Under the terms of the Purchase Agreement, Coventry will not be obligated to purchase shares of Common Stock unless and until certain conditions are met, including but not limited to a Registration Statement on Form S-1 (the “Registration Statement”) becoming effective which registers Coventry’s resale of any Common Stock purchased by Coventry under the Equity Line. From time to time over the 36-month term of the Purchase Agreement, commencing on the trading day immediately following the date on which the Registration Statement becomes effective, the Company, in our sole discretion, may provide Coventry with a draw down notice (each, a “Draw Down Notice”), to purchase a specified number of shares of Common Stock (each, a “Draw Down Amount Requested”), subject to the limitations discussed below. The actual amount of proceeds the Company will receive pursuant to each Draw Down Notice (each, a “Draw Down Amount”) is to be determined by multiplying the Draw Down Amount Requested by the applicable purchase price. The purchase price of each share of Common Stock equals 80% of the lowest trading price of the Common Stock during the ten (10) business days prior to the Draw Down Notice date (the “Pricing Period”).

The maximum number of shares of Common Stock requested to be purchased pursuant to any single Draw Down Notice cannot exceed the lesser of (i) 200% of the average daily share volume of the Common Stock in the ten (10) trading days immediately preceding the Draw Down Notice; (ii) an aggregate value of $250,000; or (iii) the beneficial ownership limitation, as set forth in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, and covenants by, among, and for the benefit of the parties. The Purchase Agreement also provides for our indemnification of Coventry and its affiliates in the event that Coventry incurs losses, liabilities, obligations, claims, contingencies, damages, costs, and expenses related to a breach by us of any of our representations, warranties, covenants, or agreements under the Purchase Agreement or the other related transaction documents or any action, suit, claim, or proceeding instituted against Coventry or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations.

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement, dated November 9, 2022, with Coventry (the “Registration Rights Agreement”), pursuant to which the Company agreed to register for resale all of the shares issuable in accordance with the Purchase Agreement in a Registration Statement to be filed with the Securities and Exchange Commission.

The description of certain terms of the Purchase Agreement and the Registration Rights Agreement set forth herein do not purport to be complete and are qualified in their entirety by the provisions of such agreements, attached hereto as Exhibits 10.3 and 10.4, respectively, and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included under Item 1.01 above is incorporated by reference to this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included under Item 1.01 above is incorporated by reference to this Item 3.02. The issuances to Coventry were exempt from registration under Section 4(a)(2) of the Securities Act of 1933.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 17, 2022, the Company designated 1,800 shares of its authorized and unissued preferred stock as Series A Preferred Stock and filed a Certificate of Designation of Series A Convertible Preferred Stock of GrowLife, Inc. (the “Series A Certificate of Designation”) with the Delaware Secretary of State.

Each share of Series A Preferred Stock is convertible into 1,000 shares of Common Stock (subject to adjustment as provided in the Series A Certificate of Designation) at any time at the option of the holder, provided that the holder is prohibited from converting the Series A Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of Common Stock then issued and outstanding, (the “Beneficial Ownership Limitation”), provided that the holder may reset the Beneficial Ownership Limitation to a higher or lower number (not to exceed 9.99% of the total number of Common Shares issued and outstanding immediately after giving effect to a conversion) upon providing written notice to the Company. Any such notice providing for an increase to the Beneficial Ownership Limitation will be effective 61 days after delivery to the Company.

In the event of the Company’s liquidation, dissolution, or winding up holders of Series A Preferred, any such distribution shall be distributed among the holders of Common Stock, Series A Preferred and any other class or series of preferred stock of the Corporation entitled to participate with the Common Stock in a liquidating distribution, pro rata in proportion to the shares of Common Stock then held by them and the maximum number of shares of Common Stock which they would have the right to acquire upon conversion of shares of Series A Preferred, assuming the full conversion of all Common Stock Equivalents then held by them.

Shares of Series A Preferred Stock generally have no voting rights, except as required by law.

Holders of Series A Preferred Stock are not entitled to receive any dividends payable to holders of Common Stock.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified by reference to the Series A Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit	Description
3.1	Certificate of Designation of Series A Convertible Preferred Stock of GrowLife, Inc.
10.1	Securities Purchase Agreement dated November 9, 2022, between GrowLife, Inc. and Coventry Enterprises, LLC
10.2	10% Promissory Note dated November 9, 2022, between GrowLife, Inc. and Coventry Enterprises, LLC
10.3	Common Stock Purchase Agreement dated November 9, 2022, between GrowLife, Inc. and Coventry Enterprises, LLC
10.4	Registration Rights Agreement dated November 9, 2022, between GrowLife, Inc. and Coventry Enterprises, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: November 28, 2022	/s/ David Dohrmann
	By:	David Dohrmann
	Its:	Chief Executive Officer